Exhibit 8.1

Pillsbury Winthrop Shaw Pittman LLP 31 West 52nd Street | New York, NY 10019-6131 | tel 212.858.1000 | fax 212.858.1500
Mark Leeds mark.leeds@pillsburylaw.com
                                July 25, 2025

ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963
Ladies and Gentlemen:
This opinion is being furnished to you in connection with (i) the offer and sale, from time to time, by ARMOUR Residential REIT, Inc., a Maryland corporation (the “Company”), through BUCKLER Securities LLC, B. Riley Securities, Inc., Citizens JMP Securities LLC, JonesTrading Institutional Services LLC, Ladenburg Thalmann & Co. Inc., StockBlock Securities LLC, BTIG, LLC and Janney Montgomery Scott LLC, pursuant to the Equity Sales Agreement dated July 26, 2023, as amended by Amendment No. 1, dated October 25, 2023, as further amended by Amendment No. 2, dated June 20, 2024, as further amended by Amendment No. 3, dated August 23, 2024, as further amended by Amendment No. 4, dated September 20, 2024, as further amended by Amendment No. 5, dated February 13, 2025, as further amended by Amendment No. 6, dated July 25, 2025, of up to 17,732,711 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), under the Securities Act of 1933, as amended (the “Securities Act”), and related rules and regulations, and (ii) the filing of a Form 8-K (the “Form 8-K”) by the Company with the Securities and Exchange Commission (the “Commission”) on or about July 28, 2025 under the Securities Exchange Act of 1934, as amended, and related rules and regulations, which contains a description (the “Updated Tax Disclosure”) of the material U.S. federal income tax treatment of the Company and its stockholders that replaces and supersedes the prior description of the material U.S. federal income tax treatment of the Company and its stockholders contained in the Company’s prospectus, dated March 28, 2024, which forms a part of the Registration Statement of the Company on Form S-3 (the “Base Prospectus”), as supplemented by the prospectus supplement, dated July 25, 2025 (the “July 2025 Prospectus Supplement”, and the other prospectus supplements thereto (together with the July 2025 Prospectus Supplement, the Form 8-K and the Base Prospectus, the “Offering Documents”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Offering Documents. As special tax counsel to the Company, we have examined and relied upon originals or copies of such agreements, instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this letter, including the following:
1.Copy of the Articles of Amendment and Restatement of the Company, as amended, in the form filed with the Commission.

Armour Residential REIT
July 25, 2025

2.Copy of the Amended and Restated Bylaws of the Company in the form filed with the Commission.
3.A certificate containing certain factual representations and covenants of the Company dated July 25, 2025 (the “Officer’s Certificate”) relating to, among other things, the past, current, and proposed operations of the Company and the entities in which it holds a direct or indirect interest.
4.A copy of the Offering Documents.

5.Such other documentation or information provided to us by the Company or ARMOUR Capital Management, LP, a Delaware limited partnership and the external manager of the Company (the “Manager”), as we have deemed necessary or appropriate as a basis for our opinion set forth herein.
Although we have made such inquiries and performed such investigations as we have deemed necessary for purposes of our opinion, we have not independently verified all of the facts, representations and covenants set forth in the Officer’s Certificate, the Offering Documents or in any other document.
We have assumed and relied on representations of the Manager, that the facts, representations and covenants contained in the Officer’s Certificate, the Offering Documents and other documents are accurate. We have assumed that such factual statements, representations and covenants are true without regard to any qualification as to knowledge or belief.
Our opinion is conditioned on, among other things, the initial and continuing accuracy of the factual information, covenants and representations set forth in the Offering Documents and the Officer’s Certificate and the representations made by representatives of the Company and the Manager, without regard to any qualifications therein. Any change or inaccuracy in the facts referred to, set forth or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.
Our opinion is also based on the correctness of the following assumptions: (i) the Company and each of the entities in which the Company holds a direct or indirect interest have been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents,
(ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any such entity has been formed, and (iii) each of the written agreements to which the Company or any such entity is a party will be implemented, construed and enforced in accordance with its terms.
In rendering our opinion, we have also considered the applicable provisions of the Internal Revenue Code of 1986 (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other applicable authorities, in each case as in effect on the date hereof. The statutory provisions, regulations, decisions, rulings and other authorities on which this opinion is based are subject to change, and such changes could apply retroactively. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.

Armour Residential REIT
July 25, 2025

In our examination, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and (v) the authenticity of the originals of such copies.
This opinion shall not be construed as or deemed to be a guaranty or insuring agreement. Opinions of special tax counsel represent only special tax counsel’s best legal judgment and are not binding on the Internal Revenue Service (“IRS”) or on any court. Accordingly, no assurance can be given that the IRS will not challenge the conclusions of the opinion set forth herein or that such a challenge would not be successful.
Based on and subject to the foregoing, we are of the opinion that:
1.Commencing with the Company’s taxable year ending on December 31, 2016, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its current organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.
2.Although the discussion set forth in the Updated Tax Disclosure and in the Base Prospectus, as supplemented by the discussion set forth in the July 2025 Prospectus Supplement under the heading “Supplement to Material U.S. Federal Income Tax Considerations,” as updated by the Updated Tax Disclosure, does not purport to summarize all possible U.S. federal income tax consequences of the purchase, ownership and disposition of the Common Stock, such discussion, though general in nature, constitutes in all material respects a fair and accurate summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of the Common Stock, subject to the qualifications set forth therein. The U.S. federal income tax consequences of the purchase, ownership and disposition of the Common Stock by an investor will depend upon that investor’s particular situation and we express no opinion as to the completeness of the discussion set forth in the Updated Tax Disclosure or the Base Prospectus, as supplemented by the discussion set forth in the July 2025 Prospectus Supplement under the heading “Supplement to Material U.S. Federal Income Tax Considerations,” as updated by the Updated Tax Disclosure, as applied to any particular investor.
Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein or under any other law. Furthermore, the Company’s qualification as a REIT will depend upon the Company’s meeting, in its actual operations, the applicable asset composition, source of income, stockholder diversification, distribution and other requirements of the Code and Treasury Regulations necessary for a corporation to qualify as a REIT. We will not review these operations and no assurance can be given that the actual operations of the Company and any applicable affiliates will meet these requirements or the representations made to us with respect thereto.
    This opinion has been prepared for you in connection with the Offering Documents. We consent to the filing of this opinion as an exhibit to the Form 8-K, to be filed by the Company in connection with the Updated Tax Disclosure and the filing of the July 2025 Prospectus Supplement, and incorporated by reference in to the Company’s Registration Statement on Form S-3 and related Base Prospectus, and to the reference to Pillsbury Winthrop Shaw Pittman LLP in Exhibit 99.1 to the Form 8-K and under the caption

Armour Residential REIT
July 25, 2025

“Legal Matters” in the July 2025 Prospectus Supplement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP